UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2017

GOLDEN ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd., Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Pursuant to that certain Membership Interest Purchase Agreement, dated as of June 10, 2017 (the “Purchase Agreement”), by and among Golden Entertainment, Inc. (the “Company”), W2007/ACEP Managers Voteco, LLC (“ACEP Voteco”) and W2007/ACEP Holdings, LLC (“ACEP Holdings” and, together with ACEP Voteco, the “Sellers”), on October 20, 2017, the Company completed the acquisition of all of the outstanding equity interests of American Casino & Entertainment Properties, LLC (“American”) from the Sellers (the “American Acquisition”) for aggregate consideration consisting of $781.0 million in cash (subject to adjustment pursuant to the Purchase Agreement) and the issuance by the Company of 4,046,494 shares of its common stock to ACEP Holdings.

This description of the American Acquisition and the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2017, which is incorporated herein by reference.

The events described in this Current Report on Form 8-K occurred in connection with the completion of the American Acquisition.

Item 1.01	Entry into a Material Definitive Agreement

Registration Rights Agreement

In connection with the American Acquisition, on October 20, 2017, the Company entered into a Registration Rights Agreement with ACEP Holdings, which provides ACEP Holdings with the right to demand that the Company register the shares of Company common stock that ACEP Holdings acquired pursuant to the Purchase Agreement, and also provides ACEP Holdings with piggyback registration rights for such shares of Company common stock.

Pursuant to the Registration Rights Agreement, upon ACEP Holdings’ request, the Company is required to prepare and file one or more registration statements with the SEC for the offer and sale from time to time on a continuous or delayed basis of the shares of Company common stock issued to ACEP Holdings pursuant to the Purchase Agreement. Such registrations are required to be accomplished pursuant to a shelf registration statement on Form S-3 (or, if the Company does not satisfy the requirements for such form, on such other form as may be appropriate). Additionally, ACEP Holdings has the right to demand that the Company effect the registration of a specified number of shares for sale within a specified period, provided that such demand may only be made three times in any 12-month period or four times in total. In addition, under the Registration Rights Agreement, if the Company proposes to file a registration statement with respect to an offering of equity securities for sale to the public (other than registrations on Form S-4 or Form S-8), it is required to provide notice to ACEP Holdings of such anticipated filing and, subject to certain limitations and priorities, ACEP Holdings may require the Company to include in such registration any of the shares of Company common stock issued to it pursuant to the Purchase Agreement.

The Registration Rights Agreement contains other customary provisions, including standstill and suspension periods, procedures for registration and mutual indemnification obligations of the parties thereto.

Stockholders Agreement

In connection with the American Acquisition, on October 20, 2017, the Company entered into a Stockholders Agreement with ACEP Holdings, pursuant to which, among other matters, the Company granted ACEP Holdings and its designees certain board observer rights for so long as ACEP Holdings and its affiliates continue to own at least 5% of the Company’s issued and outstanding common stock. Under the Stockholders Agreement ACEP Holdings also agreed to certain restrictions on the transfer of its shares of the Company’s common stock until January 18, 2018 (subject to certain exceptions).

In addition, ACEP Holdings and certain of its advisors have agreed, among other things, that they will not, without the prior consent of the Company, effect, agree, seek or make any proposal or offer with respect to: (i) any acquisition of the Company’s equity securities or any material assets, indebtedness or businesses of the Company or any of its subsidiaries; (ii) any tender offer or exchange offer, merger or other business combination involving the Company or any of its subsidiaries or a significant portion of their assets; (iii) any recapitalization, restructuring, liquidation, dissolution, change of control or other extraordinary transaction with respect to the Company or any of its subsidiaries; (iv) any solicitation of proxies to vote any equity securities of the Company; (v) the election of a representative to the Company’s board of directors, or the removal of any member of the Company’s board of directors, or controlling or influencing the management, Board or policies of the Company; or (vi) forming or participating in a “group” (within the meaning of the Securities Exchange Act of 1934, as amended) with respect to equity securities of the Company (other than a group with The Goldman Sachs Group, Inc. and/or its affiliates).

Credit Agreements

The information set forth in Item 2.03 below is incorporated herein by reference.

Amended and Restated Rights Plan

The information set forth in Item 3.03 below is incorporated herein by reference.

The foregoing descriptions of the Registration Rights Agreement and the Stockholders Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are filed, respectively, as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Agreement

Credit Agreement with Capital One

In connection with the refinancing described in Item 2.03 below, on October 20, 2017, the Company terminated its senior secured credit agreement with Capital One, National Association (as administrative agent) and the lenders named therein (the “Former Credit Agreement”). The credit facilities under the Former Credit Agreement had outstanding approximately $141.0 million in senior secured term loans and approximately $32.0 million in borrowings under the revolving credit facility. Borrowings under the Former Credit Agreement bore interest, at the Company’s option, at either (1) the highest of the federal funds rate plus 0.50%, the Eurodollar rate for a one-month interest period plus 1.00%, or the administrative agent’s prime rate as announced from time to time, or (2) the Eurodollar rate for the applicable interest period, plus in each case, an applicable margin based on the Company’s leverage ratio.

Amended and Restated Rights Plan

The information set forth in Item 3.03 below is incorporated herein by reference.

NOL Preservation Agreement

On July 31, 2015, the Company entered into a NOL Preservation Agreement with Lyle Berman (a director and shareholder of the Company), certain other shareholders of the Company affiliated with Mr. Berman or that are trusts for which director Neil Sell serves as trustee, and The Blake L. Sartini and Delise F. Sartini Family Trust (also a shareholder of the Company of which our Chairman, President and Chief Executive Officer Blake L. Sartini serves as a co-trustee). The NOL Preservation Agreement imposed certain restrictions on acquiring or transferring shares of Company common stock on the parties, and was intended to help minimize the risk of an “ownership change,” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, that would limit the Company’s ability to utilize its federal net operating loss carryforwards (the “NOLs”) to offset future taxable income.

On October 20, 2017, the Company and the other parties to the NOL Preservation Agreement entered into a Termination of NOL Preservation Agreement, which terminated the NOL Preservation Agreement effective immediately following the closing of the acquisition of American under the Purchase Agreement. The foregoing description of the Termination of NOL Preservation Agreement is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 20, 2017, the Company completed the acquisition of all of the outstanding equity interests of American from the Sellers for aggregate consideration consisting of $781.0 million in cash (subject to adjustment pursuant to the Purchase Agreement) and the issuance by the Company of 4,046,494 shares of its common stock to ACEP Holdings. Of the cash consideration, $5.0 million is being held in escrow as security for satisfaction of Sellers’ post-closing working capital adjustment obligations in accordance with the Purchase Agreement.

American owns and operates four casino hotel properties in Nevada: the Stratosphere Casino, Hotel & Tower, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder in Las Vegas, and the Aquarius Casino Resort in Laughlin.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 20, 2017, the Company entered into credit agreements with respect to a $900.0 million senior secured first lien credit facility (consisting of $800.0 million in term loans and a $100.0 million revolving credit facility) with JPMorgan Chase Bank, N.A. (as administrative agent and collateral agent), the lenders party thereto and the other parties party thereto (the “First Lien Facility”), and a $200.0 million senior secured second lien term loan facility with Credit Suisse AG, Cayman Islands Branch (as administrative agent and collateral agent), the lenders party thereto and the other parties party thereto (the “Second Lien Facility” and, together with the First Lien Facility, the “Credit Facilities”). The term loans under both Credit Facilities were fully drawn at closing; the revolving credit facility under the First Lien Facility was undrawn at closing. Proceeds from the term loan borrowings under the Credit Facilities at the closing were used primarily to fund the cash purchase price in the American Acquisition (a portion of which was used to repay American’s existing senior secured indebtedness), to refinance the Company’s outstanding senior secured indebtedness under the Former Credit Agreement, and to pay certain transaction fees and expenses.

Borrowings under each of the Credit Facilities bear interest, at the Company’s option, at either (1) a base rate equal to the greatest of the federal funds rate plus 0.50%, the applicable administrative agent’s prime rate as announced from time to time, or the LIBOR rate for a one-month interest period plus 1.00%, subject to a floor of 1.75% (with respect to the term loans) or 1.00% (with respect to borrowings under the revolving credit facility) or (2) the LIBOR rate for the applicable interest period, subject to a floor of 0.75% (with respect to the term loans only), plus in each case, an applicable margin. The applicable margin for the term loans under the First Lien Facility is 2.00% for base rate loans and 3.00% for LIBOR rate loans. The applicable margin for borrowings under the revolving credit facility under the First Lien Facility ranges from 1.50% to 2.00% for base rate loans and 2.50% to 3.00% for LIBOR rate loans, based on the Company’s net leverage ratio. The applicable margin for the term loans under the Second Lien Facility is 6.00% for base rate loans and 7.00% for LIBOR rate loans. The commitment fee for the revolving credit facility is payable quarterly at a rate of between 0.375% and 0.50%, depending on the Company’s net leverage ratio, and is accrued based on the average daily unused amount of the available revolving commitment.

The revolving credit facility under the First Lien Facility matures on October 20, 2022, and the term loans under the First Lien Facility mature on October 20, 2024. The term loans under the First Lien Facility must be repaid in 27 quarterly instalments of $2.0 million each, which commence in March 2018, followed by a final installment of $746.0 million at maturity. The term loans under the Second Lien Facility must be repaid in full at maturity on October 20, 2025.

Borrowings under each of the Credit Facilities are guaranteed by each of the Company’s existing and future wholly owned domestic subsidiaries (other than certain insignificant or unrestricted subsidiaries), and are secured by substantially all of the present and future assets of the Company and the guarantors (subject to certain exceptions).

Under the Credit Facilities, the Company and its restricted subsidiaries are subject to certain limitations, including limitations on their ability to: incur additional debt, grant liens, sell assets, make certain investments, pay dividends and make certain other restricted payments. In addition, the Company will be required to pay down the term loans under the Credit Facilities under certain circumstances if the Company or its restricted subsidiaries issue debt, sell assets, receive certain extraordinary receipts or generate excess cash flow (subject to exceptions). The revolving credit facility under the First Lien Facility contains a financial covenant regarding a maximum net leverage ratio that applies when borrowings under the revolving credit facility exceed 30% of the total revolving commitment.

The Credit Facilities also prohibit the occurrence of a change of control, which includes the acquisition of beneficial ownership of 50% or more of the Company’s capital stock (other than by certain permitted holders, which include, among others, Blake L. Sartini, Lyle A. Berman, Neil I. Sell and certain affiliated entities). If the Company defaults under the Credit Facilities due to a covenant breach or otherwise, the lenders may be entitled to, among other things, require the immediate repayment of all outstanding amounts and sell the Company’s assets to satisfy the obligations thereunder.

Certain of the lenders under the Credit Facilities, and their respective affiliates, may in the future perform for the Company and its affiliates various commercial banking, investment banking, financial advisory or other services, for which they have received and/or may in the future receive customary compensation and expense reimbursement.

The foregoing descriptions of the credit agreements governing the First Lien Facility and the Second Lien Facility do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are filed, respectively, as Exhibit 10.3 and Exhibit 10.4 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On October 20, 2017, the Company completed the acquisition of all of the outstanding equity interests of American from the Sellers for aggregate consideration consisting of $781.0 million in cash (subject to adjustment pursuant to the Purchase Agreement) and the issuance by the Company of 4,046,494 shares of its common stock to ACEP Holdings.

The shares of Company common stock described above were issued in reliance upon the exemption from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended, because the transactions did not involve a public offering. In each case, appropriate investment representations were obtained and restrictive legends were affixed to such shares.

Item 3.03	Material Modification to Rights of Security Holders

On October 20, 2017, in connection with the completion of the American Acquisition and the resultant limitations on the Company’s use of its NOLs under Section 382 of the Internal Revenue Code of 1986, as amended, that was triggered by the issuance of shares to ACEP Holdings, the Company entered into the First Amendment to its Amended and Restated Rights Agreement with Wells Fargo Shareowner Services, a division of Wells Fargo Bank, National Association, as rights agent (the “Amended Rights Agreement”). The First Amendment to the Amended Rights Agreement changed the final expiration date of the rights to purchase the Company’s common stock issued pursuant to the Amended Rights Agreement from July 31, 2018 to October 20, 2017, which caused the Amended Rights Agreement to expire on October 20, 2017.

The foregoing description of the amendment to the Amended Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit Number	Description

4.1	First Amendment to Amended and Restated Rights Agreement, dated as of October 20, 2017, by and between Golden Entertainment, Inc. and Wells Fargo Shareowner Services, a division of Wells Fargo Bank, National Association.

10.1	Registration Rights Agreement, dated as of October 20, 2017, by and between Golden Entertainment, Inc. and W2007/ACEP Holdings, LLC.

10.2	Stockholders Agreement, dated as of October 20, 2017, by and between Golden Entertainment, Inc. and W2007/ACEP Holdings, LLC.

10.3	First Lien Credit Agreement, dated as of October 20, 2017, by and among Golden Entertainment, Inc. (as borrower), the subsidiaries of Golden Entertainment, Inc. party thereto, JPMorgan Chase Bank, N.A. (as administrative agent and collateral agent) and the other lenders party thereto.

10.4	Second Lien Credit Agreement, dated as of October 20, 2017, by and among Golden Entertainment, Inc. (as borrower), the subsidiaries of Golden Entertainment, Inc. party thereto, Credit Suisse AG (as administrative agent and collateral agent) and the other lenders party thereto.

10.5	Termination of NOL Preservation Agreement, dated as of October 20, 2017, entered into by and between Golden Entertainment, Inc., The Blake L. Sartini and Delise F. Sartini Family Trust, Lyle A. Berman and certain other shareholders of Golden Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC. (Registrant)

Date: October 20, 2017	/s/ Charles H. Protell
	Name:	Charles H. Protell
	Title:	Executive Vice President, Chief Strategy Officer and Chief Financial Officer